EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Global System Designs, Inc, a Nevada corporation (the “Company’), on Form 10-Q for the quarter ended August 31, 2013, as filed with the Securities and Exchange Commission (the “Report”), I, Paul McDonald, President, CEO and CFO of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Global System Designs, Inc.

Dated:  October 14, 2013

/s/ Paul McDonald”
Paul McDonald
Chief Executive Officer
Chief Financial Officer
Global System Designs, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Global System Designs, Inc. and will be retained by Global System Designs, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.